Exhibit 2.1

CERTIFICATE OF INCORPORATION

OF

Z-II, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the Delaware General Corporation Law, does hereby certify as follows:

FIRST:                                            The name of the Corporation is Z-II, Inc. (the “Corporation”).

SECOND:                            The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The name of the Corporation’s registered agent at such address is Corporation Service Company, in the County of New Castle.

THIRD:                                         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:                             The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000 shares, divided into 45,000,000 shares of Class A Common Stock, par value $0.01 per share, 5,000,000 shares of Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

No stockholder shall have any preemptive right to subscribe to or purchase any issue of stock or other securities of the Corporation, or any treasury stock or other treasury securities.

The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights are as follows:

I.  PREFERRED STOCK.  The Board of Directors of the Corporation is hereby expressly authorized, at any time and from time to time, to divide the shares of Preferred Stock into one or more classes and into one or more series within any class or classes, to issue from time to time in whole or in part the shares of Preferred Stock or the shares of any class or series thereof, and in the resolution or resolutions providing for the issue of shares of Preferred Stock, or of a particular class or series thereof, to fix and determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that may be desired, to the fullest extent now or hereafter permitted by Section 151 of the Delaware General Corporation Law, as amended from time to time.

II.  CLASS A COMMON STOCK AND CLASS B COMMON STOCK.

1.                                       Dividends.

(a)                                  Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as amended from time to time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash or property of the Corporation, or, subject to subsection (b), securities or obligations of the Corporation, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; but except as provided in subsection (b), a dividend may be declared and paid on shares of either the Class A Common Stock or the Class B Common Stock only if an identical dividend shall be simultaneously declared and paid on each share of each other class.

(b)                                 In the case of dividends or other distributions payable on the Class A Common Stock or the Class B Common Stock, including distributions pursuant to stock splits or divisions of the Class A Common Stock or the Class B Common Stock, (1) only Class A Common Stock shall be paid or distributed on the Class A Common Stock and only Class B Common Stock shall be paid or distributed on the Class B Common Stock, and (2) any such payment or distribution on any class may be made only if parallel action is simultaneously taken in respect of each other class, so that the number of shares of each class outstanding immediately following such stock dividend, stock split or stock division shall bear the same relationship to each other as the number of shares of each class outstanding immediately before such stock dividend, stock split or stock division.

(c)                                  In the case of any decrease in the number of outstanding shares of the Class A Common Stock or the Class B Common Stock resulting from a combination or consolidation of shares or other capital reclassification, parallel action shall be simultaneously taken in respect of each other class so that the number of shares of each class outstanding immediately following such combination, consolidation or capital reclassification shall bear the same relationship to each other as the number of shares of each class outstanding immediately before such combination, consolidation or capital reclassification.

2.                                       Voting.

(a)                                  At every meeting of stockholders and in respect of each action by consent in writing of the holders, every holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation.

(b)                                 Except as may be otherwise required by law or by Section 2(c) of this Part II, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, and not separately by designated classes,  on all matters with respect to which a vote of the stockholders of the Corporation is required or permitted under applicable law, including, without limitation, any amendment of this Certificate of Incorporation (whether any such amendment increases or decreases the number of authorized shares of Class A Common Stock, or otherwise), subject to any voting rights that may be granted to holders of Preferred Stock.

(c)                                  Notwithstanding Section 2(b) of this Part II, but subject to any voting rights that may be granted to holders of Preferred Stock, the following matters may be authorized only by the vote of the holders of a majority of the outstanding shares of the Class A Common Stock and a majority of the outstanding shares of the Class B Common Stock, voting as separate classes:

(i)                                     the authorization or issuance (other than issuances that comply with Section 1(b)(2) of this Part II) of additional shares of Class B Common Stock after the closing date of the Corporation’s initial public offering of shares of Class A Common Stock registered under the Securities Act of 1933; and

(ii)                                  any amendment to this certificate of incorporation that has any of the following effects:

(1)                                  any decrease in the voting rights per share of the Class A Common Stock or any increase in the voting rights per share of the Class B Common Stock;

(2)                                  any increase in the number of shares of Class A Common Stock into which shares of Class B Common Stock are convertible, as provided herein;

(3)                                  any relaxation on the restrictions on transfer of the Class B Common Stock, as provided herein; or

(4)                                  any change in the powers, preferences or special rights of the Class A Common Stock or the Class B Common Stock adversely affecting the holders of the Class A Common Stock.

3.                                       Transfer.

(a)                                  No person holding shares of Class B Common Stock of record (hereinafter called “Class B Holder”) may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment, operation of law or otherwise, except to a Permitted Transferee.  “Permitted Transferee” means:

(1)                                  Further Lane Family Trust, David M. McCarthy or any immediate family member of his; or

(2)                                  any trust (including a voting trust), corporation, partnership or other  entity, more than 50% of the voting equity interests of which are owned directly or indirectly by (or, in the case of a trust not having voting equity interests, which is more than 50%

for the benefit of) and which is controlled by, one or more persons referred to in Section 3(a)(1) of this Part II; or

(3)                                  the estate of any person referred to in Section 3(a)(1) of this Part II until such time as the property of such estate is distributed in accordance with his will or applicable law.

For purposes of the definition of “Permitted Transferee”: (A) “immediate family member” means (i) the spouse or any parent of David M. McCarthy, (ii) any lineal descendant of a parent of David M. McCarthy, and (iii) the spouse of any such lineal descendant (parentage and descent in each case to include adoptive and step relationships); and (B) “control” of a trust, corporation or other entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the trust, corporation or other entity, whether through the ownership of voting securities, by agreement or otherwise.

(b)                                 Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder’s shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 3.  In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may be transferred only to a Permitted Transferee or may be converted into shares of Class A Common Stock, as the pledgee may elect.

(c)                                  The following events shall result in the conversion of the applicable shares of Class B Common Stock into shares of Class A Common Stock:

(1)                                  a Class B Holder shall transfer Class B Common Stock to a person or entity not a Permitted Transferee;

(2)                                  a Class B Holder shall transfer to any person or entity not a Permitted Transferee, including, without limitation, a pledgee, the right to vote any Class B Common Stock, whether by agreement, voting trust or otherwise; or

(3)                                  a trust, corporation, partnership or other entity holding Class B Common Stock ceases to meet the description contained in Section 3(a)(2) of this Part II.

If any of the foregoing events shall occur, all shares of Class B Common Stock subject to such transfer or then held by such trust, corporation, partnership or other entity, whichever is applicable, shall, without further act on anyone’s part, be converted into shares of Class A Common Stock effective upon the date such event occurs, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.  The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation’s books, require the furnishing of such affidavits, documents or other proof as it deems necessary to establish that any person is a Permitted Transferee or to ascertain that none of the events described in this subsection (c) has occurred.

(d)                                 Shares of Class B Common Stock shall be registered in the names of a beneficial owner thereof and not in “street” or “nominee” name.  For this purpose, a “beneficial owner” of any shares of Class B Common Stock means a person or entity that possesses the power, either singly or jointly, to direct the voting or disposition of such shares.  The Corporation shall note on the certificates for shares of Class B Common Stock the existence of the restrictions on transfer imposed by this Section 3.

4.                                       Conversion Rights.

(a)                                  Subject to the terms and conditions of this Section 4, each share of Class B Common Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Common Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation, into one (1) fully paid and nonassessable share of Class A Common Stock.  Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Common Stock surrendered for conversion or on account of any dividends on the Class A Common Stock issuable on such conversion.  Before any holder of Class B Common Stock shall be entitled to convert the same into Class A Common Stock, he shall surrender the certificate or certificates for such Class B Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation in blank or be accompanied by proper instruments of transfer to the Corporation in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Common Stock in accordance with the terms of this Section 4 and shall state in writing therein the name or names in which he wishes the certificate or certificates for Class A Common Stock to be issued.  The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Common Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Class A Common Stock to which he or she shall be entitled as aforesaid.  Subject to the provisions of subsection (c) of this Section 4, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Common Stock to be converted; and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of such Class B Common Stock shall be treated for all purposes as the record holder of holder of such Class A Common Stock on such date.

(b)                                 The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance.  However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

(c)                                  The Corporation shall not be required to convert Class B Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of Class A Common Stock or Class B Common Stock are closed for any purpose; but the surrender of Class B Common Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.

(d)                                 The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares, but nothing contained  herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock held in the treasury of the Corporation.  The Corporation covenants that if any shares of Class A Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be.  The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery.  The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issuance, be fully paid and nonassessable and not entitled to any preemptive rights.

(e)                                  Shares of Class A Common Stock, including shares originally issued upon conversion of Class B Common Stock, shall not be convertible into Class B Common Stock or any other class of stock.

5.                                       Subscription and Related Rights; Mergers and Other Transactions.  In the event that rights to subscribe to Class A Common Stock, options or warrants to purchase Class A Common Stock, or any securities convertible into Class A Common Stock are offered or granted to all holders of Class A Common Stock or Class B Common Stock, parallel action shall be simultaneously taken in respect of each other class, so that the number of shares of each class that would be outstanding immediately after the exercise in full of such rights, options or warrants or the conversion of such convertible securities shall bear the same relationship to each other as the number of shares of each class outstanding immediately before the offer or grant of such rights, options, warrants or convertible securities.  Except as provided in the following sentence, if there should be any merger, consolidation, purchase or acquisition of property or stock, separation, reorganization or liquidation of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall receive the shares of stock, securities or other assets as would be issuable or payable upon such merger, consolidation, purchase or acquisition of such property or stock, separation, reorganization or liquidation as if the Class A Common Stock and the Class B Common Stock were one and the same class of stock.  Notwithstanding the foregoing, in the event of a merger or consolidation which, by its terms, contemplates that the holders of Class A Common Stock and Class B Common Stock will receive, in exchange for their Class A Common Stock and Class B Common Stock, capital stock of the surviving corporation (or other entity) issuable in connection with such merger or consolidation, the holders of Class A Common Stock and Class B Common Stock shall be entitled (to the extent provided for in the terms of such merger or consolidation) to receive, in exchange for their Class A Common Stock and Class B Common Stock, respectively, shares of stock of the surviving corporation (or other entity) issuable in connection with such merger or consolidation having substantially similar relative designations, preferences, qualification, privileges, limitations, restrictions (including, without limitation, restrictions on transferability) in the case of Class B Common Stock) and rights as the relative designations, preferences, qualifications, privileges, limitations, restrictions and rights of the Class A Common Stock and Class B Common Stock.

6.                                       Liquidation Rights.  In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and after payment in full of amounts, if any, required to be paid to the holders of shares of stock having preferential liquidation rights, including without limitation the holders of Preferred Stock, the remaining assets of the Corporation shall be divided among and distributed ratably to the holders of Class A Common Stock and Class B Common Stock (including those persons who shall become holders of Class A Common Stock by reason of converting their shares of Class B Common Stock), with no distinction between the Class A Common Stock and the Class B Common Stock.  A merger or consolidation of the Corporation with or into any corporation or other entity or a sale of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of its assets to stockholders) shall not be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation within the meaning of this Section 6.

7.                                       Other Rights.  Except as expressly set forth in this Article FOURTH, each share of Class A Common Stock shall entitle the holder thereof to rights that are in all respects identical to the rights of a holder of Class B Common Stock.

FIFTH:                                             In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, except as specifically otherwise provided therein.

SIXTH:                                          A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.  No amendment or repeal of this Article SIXTH shall apply to or affect the liability or alleged liability of any director of the Corporation for or in respect of any act or omission of such director occurring before such amendment or repeal.

SEVENTH:                       The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 19th day of March, 2007.

/s/ David M. McCarthy
David M. McCarthy, Incorporator